Exhibit 99.1

July 15, 2015

Dear Limited Partner in Rancon Realty Fund IV:

As you may recall, Rancon Realty Fund IV, a California limited partnership (“Rancon IV” or the “Fund”), is in the process of selling all of its assets as part of its liquidation and dissolution, as described in the Plan of Liquidation previously approved by the Limited Partners. The purpose of this letter is to provide you with an update regarding the Plan of Liquidation for Rancon IV, and information on the activity you can expect to see as your partnership proceeds toward dissolution.

PLAN OF LIQUIDATON UPDATE

We are pleased to report that, as of the date of this letter, the five office buildings and most of the buildings making up the seven retail properties owned by Rancon IV as a part of Tri City Corporate Centre have been sold. This means that all properties owned by your partnership except for three buildings in the Promotional Retail Center and one building in the Promotional Retail Center II are now sold and have closed escrow. The real estate brokers from CBRE did an outstanding job of negotiating the sales of the properties, achieving what we believe to be the highest return possible in the current market for commercial real estate in this section of the Inland Empire. Tenants have been secured for the buildings still owned by Rancon IV, and now the buildings can be marketed for sale during the third quarter of 2015. We expect those buildings to be sold before the end of 2015.

As of March 31, 2015, all of Rancon IV's notes payable had been paid in full. We are in the process of determining the portion of the proceeds from the sale of Rancon IV’s assets that will be required for the payment of any remaining obligations of your partnership (including the expenses of the liquidation) and for the establishment of reserves. Following that determination, we expect that a first distribution of funds can be made to the Limited Partners in the manner set forth in the Plan of Liquidation. The timing and amount of this distribution is not yet confirmed; however, we believe it will be within the next 30 days.

We plan to make another distribution to Limited Partners after the remaining buildings are sold and have closed escrow. After those two distributions are made, the Rancon IV partnership will be dissolved, and we anticipate that a liquidating trust will be formed. Investors who are Limited Partners at the time the trust is formed will then own interests in this trust. The liquidating trust will deal with the remaining business of the investment, filing final tax returns and other paperwork necessary to close down the operations and make a final distribution to investors. We anticipate that this may be accomplished during the first half of 2016; however, this timing is contingent on a number of factors, including but not limited to the sale of the remaining buildings currently owned by Rancon IV.

As a Limited Partner, you do not have to take any action for these steps to be completed. We have been in contact with custodians and payees to verify that the upcoming distribution checks will be mailed to the correct recipient, and we continuously update investor addresses as we receive any notification of a change. If you do find that your address needs to be changed, please contact us in writing immediately — an email to rancon@myinvestment.com is the most expedient method, but a letter via the U.S. Postal Service or a fax to 925.371.0167 will also be accepted.

261 Boeing Court

Livermore, California 94551

925.241.7143 Fax 925.371.0167

Toll-free 888.909.7774

You may have recently received an offer or offers to purchase your units in the Fund. The potential purchasers are not associated with the Fund or the General Partners of the Fund. You can expect that, between now and the time the Plan of Liquidation is completed, you may receive additional offers. We have commented upon similar offers in the past. As you know, whether to accept the offer to purchase your units is an individual decision that only you can make. Neither the Fund nor the General Partners express an opinion on any offer you may receive, neither recommending that you accept it, nor recommending that you reject it. We do urge you to carefully review any offer you receive and confer with your advisors if you have any interest in accepting it. In addition, we encourage you to read the tip sheet prepared by the Securities and Exchange Commission (“SEC”) alerting investors about min-tender offers, available on line at http://www.sec.gov/investor/pubs/minitend.htm.

This letter also includes audited financial information for the year ended December 30, 2014, and unaudited financial information for the period ended March 31, 2015. Reference is made to the Partnership’s Annual Report on Form 10-K, and Quarterly Report on Form 10-Q as filed with the SEC, for further information on the Partnership’s result of operations for those periods.

If you have questions or need additional information, please don’t hesitate to contact Investor Services, toll free at 888.909.7774. We are here to help you – if you have questions about changing your address or transferring your IRA to a new custodian, contact us either by phone or by visiting our website at www.myinvestment.com. On the website, you can find information on how to contact us by email, and even submit a change of address electronically.

Sincerely,

Dan Stephenson	Jeff Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this letter may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future events and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual events to differ materially from those anticipated. Investors are referred to the risk factors disclosed under Item 1A of Part I in the Fund’s December 31, 2014 Annual Report on Form 10-K and under the caption “Risk Factors” in our Proxy Consent Solicitation Statement dated April 21, 2014. Forward-looking statements are not intended to be a guaranty of future events. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “possible,” “will,” “can,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter. Neither the Fund nor the General Partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual events could differ materially from any forward-looking statements contained in this letter. This letter is neither an offer of nor a solicitation to purchase securities.

RANCON REALTY FUND IV

A California Limited Partnership

Annual Report to Limited Partners

For the Year Ended December 31, 2014

and

Quarterly Report to Limited Partners

For the Period Ended March 31, 2015

Table of Contents

Report of Independent Public Accountants	5

Financial Statements:
Consolidated Balance Sheets as of December 31, 2014, and 2013	6
Consolidated Statements of Operations for the years ended
December 31, 2014, and 2013	7
Consolidated Statements of Partners’ Equity (Deficit) for the years ended
December 31, 2014, and 2013	8
Consolidated Statements of Cash Flows for the years ended
December 31, 2014, and 2013	9

Notes to Consolidated Financial Statements	10

SEC Form 10-K	20

Financial Statements:
Consolidated Balance Sheets as of March 31, 2015, and December 31, 2014	21
Consolidated Statements of Operations as of March 31, 2015, and December 31, 2014	22

3

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4

RANCON REALTY FUND IV

A California Limited Partnership

Report of Independent Registered Public Accounting Firm

To The General Partner of

Rancon Realty Fund IV, a California Limited Partnership

In our opinion, the consolidated financial statements listed in the index appearing under Item 15(a)(1) present fairly, in all material respects, the financial position of Rancon Realty Fund IV, a California Limited Partnership, and its subsidiaries (the “Partnership”) at December 31, 2014 and 2013 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule, listed in the index appearing under Item 15(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

March 24, 2015

5

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

December 31, 2014 and 2013

(in thousands, except units outstanding)

	2014	2013
Assets
Investments in real estate:
Rental properties	$8,623	$62,146
Accumulated depreciation	(3,724)	(25,511)
Rental properties, net	4,899	36,635
Cash and cash equivalents	3,468	2,888
Accounts receivable, net	68	230
Deferred costs, net of accumulated amortization of $397 and $2,046 as of
December 31, 2014 and 2013, respectively	356	2,093
Prepaid expenses and other assets	214	2,569
Assets held for sale	33,580	-
Total assets	$42,585	$44,415
Liabilities and Partners’ Equity (Deficit)
Liabilities:
Note payable and line of credit	$28,153	$28,658
Accounts payable and other liabilities	295	398
Prepaid rent	27	295
Liabilities related to assets held for sale	350	-
Total liabilities	28,825	29,351
Commitments and contingent liabilities (Note 8)

Partners’ Equity (Deficit):
General Partner	(909)	(896)
Limited partners, 65,819 limited partnership units outstanding
as of December 31, 2014 and 2013	14,669	15,960
Total partners’ equity	13,760	15,064

Total liabilities and partners’ equity	$42,585	$44,415

The accompanying notes are an integral part of these consolidated financial statements

6

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Operations

For the years ended December 31, 2014 and 2013

(in thousands, except per unit amounts and units outstanding)

	2014	2013
Operating revenue
Rental revenue and other	$574	$601
Tenant reimbursements	133	133
Total operating revenue	707	734
Operating expenses
Property operating expenses	429	461
Depreciation and amortization	234	274
General and administrative	1,101	835
Total operating expenses	1,764	1,570

Operating income (loss)	(1,057)	(836)
Interest and other income	-	15
Interest expense (including amortization of loan fees)	(726)	(663)
Loss from continuing operations	(1,783)	(1,484)
Income (loss) from discoutinued operations	479	(1,646)
Net Loss	$(1,304)	$(3,130)

Basic and diluted net loss per limited partnership unit	$(19.61)	$(47.08)

The accompanying notes are an integral part of these consolidated financial statements

7

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Partners’ Equity

For the years ended December 31, 2014 and 2013

(in thousands)

	General	Limited
	Partner	Partners	Total
Balance (deficit) at December 31, 2012	(865)	19,059	18,194
Net loss	(31)	(3,099)	(3,130)
Balance (deficit) at December 31, 2013	(896)	15,960	15,064
Net loss	(13)	(1,291)	(1,304)
Balance (deficit) at December 31, 2014	$(909)	$14,669	$13,760

The accompanying notes are an integral part of these consolidated financial statements

8

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Cash Flows

For the years ended December 31, 2014 and 2013

 (in thousands)

	2014	2013
Cash flows from operating activities:
Net loss	$(1,304)	$(3,130)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	2,632	3,600
Amortization of loan fees, included in interest expense	251	178
Provision for impairment of real estate	-	1,900
Changes in certain assets and liabilities:
Accounts receivable	43	(15)
Deferred costs	(326)	(555)
Prepaid expenses and other assets	331	(370)
Accounts payable and other liabilities	69	(93)
Prepaid rent	(90)	155
Net cash provided by operating activities	1,606	1,670

Cash flows from investing activities:
Additions to real estate investments	(353)	(951)
Net cash used in investing activities	(353)	(951)

Cash flows from financing activities:
Note payable principal payments	(505)	(479)
Payment of deferred loan fees	(168)	(208)
Net cash used in financing activities	(673)	(687)
Net increase in cash and cash equivalents	580	32
Cash and cash equivalents at beginning of year	2,888	2,856
Cash and cash equivalents at end of year	$3,468	$2,888

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,397	$1,427
Supplemental disclosure of non-cash operating activities:
Write-off of fully depreciated rental property assets	$826	$1,082
Write-off of fully amortized deferred costs	$594	$205

The accompanying notes are an integral part of these consolidated financial statements

9

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Note 1. ORGANIZATION

Rancon Realty Fund IV, a California Limited Partnership, (“the Partnership”), was organized in accordance with the provisions of the California Uniform Limited Partnership Act for the purpose of acquiring, developing, operating and disposing of real property. The Partnership was organized in 1984 and reached final funding in July 1987. The general partners of the Partnership are Daniel L. Stephenson and Rancon Financial Corporation (“RFC”), hereinafter collectively referred to as the General Partner. RFC is wholly-owned by Daniel L. Stephenson. The Partnership has no employees.

The Partnership’s initial acquisition of property between December 1984 and August 1985 consisted of approximately 76.56 acres (unaudited) of partially developed and unimproved land located in San Bernardino, California. The property is part of a master-planned development of 153 acres (unaudited) known as Tri-City (“Tri-City”) and is zoned for mixed commercial, office, hotel, transportation-related, and light industrial uses and substantially all of the parcels thereof are separately owned either by the Partnership or Rancon Realty Fund V (“Fund V”), a limited partnership sponsored by the General Partner of the Partnership. As of December 31, 2014, the Partnership has twelve properties which consisted of five office buildings, five retail buildings and two restaurants.

In November 2005, in connection with a refinancing, the Partnership formed Rancon Realty Fund IV Subsidiary LLC, a Delaware limited liability company (“RRF IV SUB”), which is wholly owned and consolidated by the Partnership. The new entity was formed to satisfy certain lender requirements for a note obtained in the fourth quarter of 2005. The note is collateralized by eight properties (as discussed in Note 5) which have been contributed to RRF IV SUB by the Partnership.

As of December 31, 2014, there were 65,819 Units outstanding.

The Partnership commenced on April 3, 1984 and had a term which was set to expire on December 31, 2015, in accordance with the provisions of the Partnership Agreement. On April 21, 2014 the Partnership sent a Consent Solicitation Statement to its Limited Partners seeking their consent to the dissolution of the Partnership prior to December 31, 2015 in accordance with the terms of the Partnership Agreement and as detailed by a Plan of Liquidation and Dissolution adopted by the General Partner on April 10, 2014. The dissolution required the approval of Limited Partners holding a majority of the outstanding units. On May 8, 2014, the dissolution was approved by Limited Partners holding a majority of the outstanding units, and the Plan of Liquidation and Dissolution became effective. Consequently, the General Partner has begun an orderly sale of the Partnership’s assets. Management anticipates that the Partnership will complete the sale of its properties within 12-18 months from when the dissolution was approved. However, because of numerous uncertainties, the sale process may take longer than expected. Dissolution can be a complex process that may depend on a number of factors, most of which are beyond the Partnership’s control. There can be no assurance that the dissolution will be completed within a specified time frame. Subsequent to December 31, 2014, the sales of five retail buildings and all of the office properties were completed. Mimi’s Café sold on January 9, 2015 for $2,331,000, Palm Retail 1 sold on January 15, 2015 for $2,524,000, Service Retail sold on January 22, 2015 for $2,400,000, Palm Retail 2 sold on February 13, 2015 for $2,502,000 and TGI Fridays sold on February 19, 2015 for $3,350,000. On March 20, 2015, the Partnership sold the five office properties including Carnegie Business Center 1, Northcourt Plaza, North River Place, One Vanderbilt and Vanderbilt Plaza for $39,975,000. The last two properties, Promotional Retail 1 and 2, are expected to be sold later in the year.

Any references to the number of buildings, square footage, customers and occupancy stated in the financial statement footnotes are unaudited.

Allocation of Net Income and Net Loss

Allocation of net income and net loss is made pursuant to the terms of the Partnership Agreement. Generally, net income from operations is allocated 90% to the limited partners and 10% to the General Partner. Net losses from operations are allocated 99% to the limited partners and 1% to the General Partner; however, if the limited partners or the General Partner would have, as a result of an allocation of cumulative net losses, a deficit balance in their capital accounts, then net losses shall not be allocated to the limited partners or General Partner, as the case may be, so as to create a capital account deficit, but such losses shall be allocated to the limited partners or General Partner with positive capital account balances until the positive capital account balances of such other partners are reduced to zero. However, if deficits are the result of cumulative distributions in excess of earnings, losses will continue to be allocated to the General Partner. Capital accounts shall be determined after taking into account all other allocations and distributions for the fiscal year.

10

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Net income other than net income from operations shall be allocated as follows: (i) first, to the partners who have a deficit balance in their capital account, provided that, in no event, shall the General Partner be allocated more than 5% of the net income other than net income from operations until the earlier of sale or disposition of substantially all of the assets or the distribution of cash (other than cash from operations) equal to the Unitholder’s original invested capital; (ii) second, to the limited partners in proportion to and to the extent of the amounts required to increase their capital accounts to an amount equal to the sum of the adjusted invested capital of their units plus an additional cumulative non-compounded 6% return per annum (plus additional amounts depending on the date Units were purchased); (iii) third, to the partners in the minimum amount required to first equalize their capital accounts in proportion to the number of units owned, and then, to bring the sum of the balances of the capital accounts of the limited partners and the General Partner into the ratio of 4 to 1; and (iv) the balance, if any, 80% to the limited partners and 20% to the General Partner. In no event shall the General Partner be allocated less than 1% of the net income other than net income from operations for any period.

Net losses other than net losses from operations are allocated 99% to the limited partners and 1% to the General Partner. Such net losses will be allocated among limited partners as necessary to equalize their capital accounts in proportion to their Units, and thereafter will be allocated in proportion to their Units.

The terms of the Partnership Agreement call for the General Partner to restore any deficits that may exist in its capital account after allocation of gains and losses from the sale of the final property owned by the Partnership, but prior to any liquidating distributions being made to the partners.

Distribution of Cash

The Partnership shall make annual or more frequent distributions of substantially all cash available to be distributed to partners as determined by the General Partner, subject to the following: (i) distributions may be restricted or suspended for limited periods when the General Partner determines in their absolute discretion that it is in the best interests of the Partnership; and (ii) all distributions are subject to the payment of partnership expenses and maintenance of reasonable reserves for debt service, alterations and improvements, maintenance, replacement of furniture and fixtures, working capital and contingent liabilities.

All excess cash from operations shall be distributed 90% to the limited partners and 10% to the General Partner.

All cash from sales or refinancing and any other cash determined by the General Partner to be available for distribution other than cash from operations shall be distributed in the following order of priority: (i) first, 1% to the General Partner and 99% to the limited partners in proportion to the outstanding positive amounts of Adjusted Invested Capital (as defined in the Partnership Agreement) for each of their Units until Adjusted Invested Capital (as defined in the Partnership Agreement) for each Unit is reduced to zero; (ii) second, 1% to the General Partner and 99% to the limited partners until each of the limited partners has received an amount which, including cash from operations previously distributed to the limited partners equals a 12 percent annual cumulative non-compounded return on the Adjusted Invested Capital (as defined in the Partnership Agreement) of their Units plus such limited partners’ Limited Incremental Preferential Return (as defined in the Partnership Agreement), if any, with respect to each such Unit, on the Adjusted Investment Capital (as defined in the Partnership Agreement) of such Units for the twelve month period following the date upon which such Unit was purchased from the Partnership and following the admission of such limited partner; (for limited partners admitted to the Partnership before March 31, 1985, there are additional cumulative non-compounded returns of 9%, 6%, or 3% depending on purchase date, through October 31, 1985); (iii) third, 99% to the General Partner and 1 percent to the limited partners, until the General Partner has received an amount equal to 20% of all distributions of cash from sales or refinancing; and (iv) the balance, 80% to the limited partners, pro rata in proportion to the number of Units held by each, and 20% to the General Partner.

Note 2. Significant Accounting Policies

Basis of Accounting and Consolidation

The accompanying consolidated financial statements present the consolidated financial position of the Partnership and its wholly-owned subsidiaries as of December 31, 2014 and 2013, and the consolidated statements of operations, of partners’ equity and of cash flows of the Partnership and its wholly-owned subsidiaries for the years ended December 31, 2014 and 2013. All significant intercompany transactions and balances have been eliminated in consolidation.

11

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

Rental Properties

Rental properties, including the related land, are stated at depreciated cost unless events or circumstances indicate that such amounts cannot be recovered based on undiscounted cash flows, excluding interest, in which case the carrying value of the property is reduced to its estimated fair value. Estimated fair value is computed using estimated sales price, as determined by prevailing market values for comparable properties and/or the use of capitalization rates applied to annualized net operating income based upon the age, construction and use of the building. Due to uncertainties inherent in the valuation process and in the economy, it is reasonably possible that the actual results of operating and disposing of the Partnership’s properties could be materially different than current expectations. Rental properties are reviewed for impairment whenever there is a triggering event and at least annually. The Partnership recorded an impairment charge related to rental properties of $1,900,000 in 2013. There was no impairment of rental properties recorded for the year ended December 31, 2014.

Depreciation is provided using the straight-line method over the estimated useful lives of the respective assets. The useful lives are as follows:

Building and improvements	5 to 40 years
Tenant improvements	Lesser of the initial term of the related lease, or the estimated useful life of the improvement
Furniture and equipment	5 to 7 years

Real Estate Impairment Charges

The Partnership conducted a comprehensive review of all real estate assets in accordance with guidance related to accounting for the impairment or disposal of long lived assets, which indicates that asset values should be analyzed whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. The process entailed the analysis of each asset for instances where the book value exceeded the estimated fair value. As a result of changing market conditions, one of the Partnership’s real estate assets was written down to fair value and a non-cash impairment charge was recognized.

In order to comply with the disclosure requirements as outlined in the guidance, the designation of the level of inputs used in the fair value models must be determined. Inputs used in establishing fair value for real estate assets generally fall within level three, which are characterized as requiring significant judgment as there is little or no observable market activity. The main indicator used to establish the classification of the inputs was current market conditions that, in many instances, resulted in the use of significant estimates in establishing fair value measurements.

The estimated fair value of the rental properties was based on the Partnership’s current market information which was used to determine capitalization and rental growth rates. When market information was not readily available, the inputs were based on management’s understanding of market conditions and the experience of the management team, although actual results could differ significantly from management’s estimates. Additional impairments may be necessary in the future in the event that market conditions deteriorate and impact the drivers used to estimate fair value. The impairment charge recognized on this asset, which is shown below (in thousands), represents the difference between the carrying value and the estimated fair value for the years ended December 31, 2014 and 2013 respectively.

12

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

	2014	2013
Rental properties	$-	$1,900

Sale of Real Estate

The Partnership periodically classified real estate as held for sale. An asset is classified as held for sale after the approval of Management and after an active program to sell the asset has commenced. Upon the classification of real estate as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded. Real estate assets held for sale are stated separately on the accompanying consolidated balance sheets. Upon a decision to no longer market an asset for sale, the asset is classified as an operating asset at the lower of fair value or the depreciated balance had the asset never been classified as held for sale and depreciation is reinstated. As of December 31, 2014, the Partnership had five office properties and five retail properties classified as held for sale on the consolidated balance sheet.

Fair Value of Investments

The Partnership has adopted policies related to the accounting for fair value measurements. The guidance related to accounting for fair value measurements defines fair value and establishes a framework for measuring fair value in order to meet disclosure requirements for fair value measurements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This guidance also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. This hierarchy describes three levels of inputs that may be used to measure fair value.

Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities. Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.

Level 3. Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation using unobservable inputs. This category generally includes long-term derivative contracts, real estate and unconsolidated joint ventures.

The fair value disclosures below relate to the asset impaired as of December 31, 2014 and 2013.

	2014		2013
	Assets/Liabilities at Fair Value		Assets/Liabilities at Fair Value
	Level 3	Total	Level 3	Total
Assets:
Rental properties	$-	$-	$8,869,000	$8,869,000

13

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

The following table presents quantitative information about the Level 3 fair value measurements at December 31, 2014 and 2013.

Quantitative Information about Level 3 Fair Value Measurements:
	Fair Value at	Fair Value at	Valuation	Unobservable
Description	December 31, 2014	December 31, 2013	Technique	Inputs	Range
Rental Properties	$-	$8,869,000	Discounted Cash Flow	Discount Rate	11.00%
				Terminal Capitalization Rate	9.50%

Cash and Cash Equivalents

The Partnership considers short-term investments with an original maturity of three months or less at the time of investment to be cash and cash equivalents.

Deferred Costs

Deferred loan fees are capitalized and amortized on a straight-line basis, which approximates the effective interest method, over the life of the related loan. Deferred lease commissions are capitalized and amortized on a straight-line basis over the initial fixed term of the related lease agreements.

Revenues

The Partnership recognizes rental revenue on a straight-line basis over the term of the leases. Actual amounts collected could be lower than the amounts recognized on a straight-line basis if specific tenants are unable to pay rent that the Partnership has previously recognized as revenue. For tenants with percentage rent, the Partnership recognizes revenue when the tenants’ specified sales targets have been met. The reimbursements from tenants for real estate taxes and other recoverable operating expenses are recognized as revenue on an estimated basis during the current year. The Partnership develops a revised estimate of the amount recoverable from tenants based on updated expenses for the year and amounts to be recovered and records adjustments to income in the current year financial statement accounts. Any final changes in estimate based on lease-by-lease reconciliations and tenant negotiations and collection are recorded in the period those reconciliations and negotiations are settled.

Net Loss Per Limited Partnership Unit

Net loss per Unit is calculated using the weighted average number of Units outstanding during the period and the limited partners’ allocable share of the net loss.

Net loss per Unit is as follows (in thousands, except for weighted average shares and per share amounts):

	2014		2013
	General Partner	Limited Partners	General Partner	Limited Partners
Loss (Income) Allocation:

Net loss	$(13)	$(1,291)	$(31)	$(3,099)

Weighted average number of limited partnership units outstanding during each year		65,819		65,819

Basic and diluted loss per limited partnership unit		$(19.61)		$(47.08)

Basic and diluted income (loss) from discontinued operations per limited partnership unit		$7.20		$(24.76)

14

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

As discussed in Note 1, because distributions of available cash have exceeded cumulative earnings and the General Partner has a deficit, the General Partner would restore that deficit in liquidation.

Income Taxes

Income taxes on Partnership income are the responsibility of the individual Partners. Accordingly, no provision for income taxes is included in the accompanying consolidated financial statements. The partnership determines whether a tax position of the Partnership is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit to be recognized in measured as the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement which could result in the Partnership recording a tax liability that would reduce partners’ capital. Based on its analysis, the Partnership has determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2014. However, the Partnership’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, ongoing analysis of changes to tax laws, regulations and interpretations thereof. As of December 31, 2014, the tax years that remain subject to examination by the major tax jurisdictions under the statute of limitations are 2011, 2012, and 2013.

The Partnership files US Federal tax returns and state tax returns in California, Georgia, Indiana, Missouri, New Jersey, New York, Pennsylvania, and West Virginia.

Concentration Risk

As of December 31, 2014, two tenants, an educational institution and an insurance company, occupying approximately 99,000 square feet and 29,000 square feet, respectively, of the 555,000 total rentable square feet accounted for approximately 38% of rental revenue generated in 2014.

Recent accounting pronouncements

On April 10, 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-08, “Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity” (“ASU No. 2014-08”). ASU No. 2014-08 clarified that discontinued operations presentation applies only to disposals representing a strategic shift that has (or will have) a major effect on an entity’s operations and financial results (e.g., a disposal of a major geographical area, a major line of business, a major equity method investment or other major parts of an entity). ASU No. 2014-08 is effective prospectively for reporting periods beginning after December 15, 2014. Early adoption is permitted, and the Partnership is currently assessing the impact, if any, that the adoption of this standard will have on the consolidated financial statements and related disclosures. The Partnership will adopt the standard on January 1, 2015.

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers”, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. ASU 2014-09 will replace most existing revenue recognition guidance in U.S. GAAP when it becomes effective. The new guidance is effective for the Partnership in the first quarter of 2017, with no early adoption permitted. The Partnership is currently evaluating the effect that ASU 2014-09 will have on the consolidated financial statements and related disclosures.

Note 3. INVESTMENTS IN REAL ESTATE

Rental properties consisted of the following at December 31, 2014 and 2013 (in thousands):

	2014	2013
Land	$1,246	$4,617
Buildings	7,129	47,837
Building and tenant improvements	248	9,692
	8,623	62,146
Less: accumulated depreciation	(3,724)	(25,511)
Total rental properties, net	$4,899	$36,635

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RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

As of December 31, 2014, the Partnership’s rental properties included two retail properties. Five office properties and five retail properties are included in assets held for sale.

Note 4. LAND HELD FOR DEVELOPMENT

As of December 31, 2014, the Partnership owned approximately 14.7 acres of undeveloped land which is part of a landfill-monitoring program managed by the City of San Bernardino (as discussed in Note 7). Annually the partnership conducts a comprehensive review of all real estate assets in accordance with the guidance related to impairment of long lived assets, which indicates that asset values should be analyzed whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. The process entails the analysis of each asset for instances where the book value exceeds the estimated fair value. As a result of the analysis performed during 2008, the Partnership concluded that this asset was impaired and accordingly the asset was written down to fair value of zero and a non-cash impairment charge of $268,000 was recognized, as management does not believe development or sale of this asset is probable.

Note 5. ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

In response to the Limited Partners May 8, 2014 approval of the dissolution of the Partnership, the General Partner has begun an orderly liquidation of the Partnership’s assets and began actively marketing 10 buildings for sale: Carnegie Business Center I, Mimi’s Café, Northcourt Plaza, North River Place, One Vanderbilt, Palm Court Retail I, Palm Court Retail II, Service Retail Center, TGI Friday’s and Vanderbilt Plaza. In accordance with the current guidance, the related assets and liabilities of these properties have been classified as held for sale on the accompanying balance sheet as follows (in thousands):

Reconciliation of Total Assets and Liabilities

of the Properties Held for Sale

That are Presented Separately in the Consolidated Balance Sheet

(in thousands)

December 31,
2014
Carrying amounts of major classes of assets included as part of held for sale:
Investments in real estate:
Rental properties, net	$29,857
Accounts receivable, net	119
Deferred costs, net of accumulated amortization of $2,133
as of December 31, 2014	1,580
Prepaid expenses and other assets	2,024
Total assets classified as held for sale	$33,580
Carrying amounts of major classes of liabilities included as part of held for sale:
Accounts payable and other liabilities	$172
Prepaid rent	178
Total liabilities classified as held for sale	$350

Investments in real estate held for sale consist of the following (in thousands):

December 31,
2014
Land	$3,371
Buildings	40,708
Building and tenant improvements	8,971
53,050
Less: accumulated depreciation	(23,193)
Total rental properties, net	$29,857

16

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

In accordance with the guidance relating to discontinued operations, the related operating results from the properties held for sale are classified as discontinued operations in the accompanying statements of operations as follows (in thousands):

Reconciliation of Line Items Constituting Discontinued

Operations That Are Disclosed in the Notes to Financial Statements

That Are Presented in the Statements of Operations

	For the year Ended
	December 31,
	2014	2013

Major classes of line items constituting income
(loss) from discontinued operations:
Rental revenue and other	$6,836	$7,520
Tenant reimbursements	657	732
Revenue	7,493	8,252

Operating expenses	3,692	3,729
Depreciation and amortization	2,397	3,326
Provision for impairment	-	1,900
Interest expense (including amortization of loan fees)	925	943

Total income (loss) from discontinued operations	$479	$(1,646)

The provision for impairment of $1,900,000 for the year ended December 31, 2013 relates to Northriver Place. The Partnership conducts a comprehensive review of all real estate assets in accordance with the guidance related to accounting for impairment or disposal of long lived assets, which indicates that asset values should be analyzed whenever events or changes in circumstances indicate that the carrying value of a property may not be fully recoverable. The process entails the analysis of each asset for instances where book value exceeded the estimated fair value. As a result of continued vacancy, the Partnership’s Northriver Place property was written down to fair value and a non-cash impairment charge of $1,900,000 was recognized in the year ended December 31, 2013.

Note 6. NOTE PAYABLE AND LINE OF CREDIT

Note payable and line of credit as of December 31, 2014 and 2013 were as follows (in thousands):

Note payable collateralized by first deeds of trust on eight properties (discussed below). The note has a fixed interest rate of 5.46%, a maturity date of January 1, 2016, with a 30-year amortization requiring monthly payments of principal and interest totaling $136.	$20,404	$20,909
Line of credit	7,749	7,749
Total note payable and line of credit	$28,153	$28,658

The note payable is collateralized by Promotional Retail II, Mimi’s Cafe, Palm Court Retail I and II, Promotional Retail Center, Service Retail Center, TGI Friday’s and One Vanderbilt. This note provides for a one-time loan assumption and release provisions for individual assets. The loan documents provide that if a debt service coverage ratio of 1.2 to 1 (as calculated by the lender) is not maintained, the lender has the right to notify the Partnership that a triggering event has occurred. If a triggering event has occurred, the lender would have certain rights to retain revenues generated by the property in excess of property operating expenses, taxes, insurance, capital improvement costs and debt service as additional cash collateral, rather than returning such amounts to the Partnership. As of December 31, 2014, the Partnership has not been notified by the lender that a triggering event has occurred. As buildings are sold in 2015, the proceeds will be applied to the note payable and upon closing of the sale of the office buildings, the note will be completely repaid.

17

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

On November 11, 2014, we modified the line of credit agreement to extend the maturity date to June 30, 2015. The total availability is $15,000,000, the interest rate is 30-day LIBOR plus 3% (3.19% as of December 31, 2014), and the line is collateralized by Carnegie Business Center, Vanderbilt Plaza, North River Place and Northcourt Plaza. The line of credit contains a minimum net worth covenant and a debt to total assets covenant. In order to extend the maturity date of the line of credit in the future, the Partnership must meet several conditions precedent, including a specified loan to value ratio. The Partnership is in compliance with the debt covenants. The line of credit will be repaid upon the completion of the sale of the office properties.

The annual maturities of the Partnership’s note payable subsequent to December 31, 2014 are as follows (in thousands):

2015	$489
2016	19,915
Total	$20,404

Note 7. RELATED PARTY TRANSACTIONS

Glenborough LLC earns fees from the Partnership as prescribed by the Property Management and Services Agreement (the “Agreement”). The Agreement is in effect until the earlier of December 31, 2015 or the completion of the sale of all real property assets of the Partnership. The terms and conditions of the Agreement are to perform services for the following fees:

	2014	2013

(i) property management fees of 2.5% of gross rental revenue which were included in property operating expenses in the accompanying consolidated statements of operations	$218,000	$218,000
(ii) construction services fees which were capitalized and included in rental properties on the accompanying consolidated balance sheets	35,000	44,000
(iii) an asset and Partnership management fee which was included in general and administrative expenses in the accompanying consolidated statements of operations	250,000	250,000
(iv) leasing services fees which were included in the deferred costs on the accompanying consolidated balance sheets	211,000	204,000
(v) a sales fee of 1% for all properties, which were included in net gain on sale of property	-	-
(vi) a financing services fee of 1% of the gross loan amount which was included in the deferred costs on the accompanying consolidated balance sheets	150,000	150,000
(vii) data processing fees which were included in property operating expenses in the accompanying consolidated statements of operations	106,000	98,000
(viii) engineering fees which were included in property operating expenses in the accompanying consolidated statements of operations	17,000	28,000

On October 1, 2010, Glenborough Holdings, LLC (Glenborough Holdings) transferred all of its interest in the Partnership to Glenborough Investors, LLC, which currently holds those units in its subsidiary, Glenborough Property Partners, LLC (“Glenborough Property Partners”). As part of the same transaction, Glenborough Holdings transferred its ownership of Glenborough LLC to Glenborough Investors, LLC, which currently holds the ownership interests in that entity in its subsidiary, Glenborough Service, LP, the parent of Glenborough Property Partners. As of December 31, 2013, Glenborough Property Partners, an affiliate of Glenborough LLC, held 7,386 or 11.22% of the Units.

Note 8. COMMITMENTS AND CONTINGENT LIABILITIES

Environmental Matters

The Partnership follows a policy of monitoring its properties for the presence of hazardous or toxic substances. The Partnership is not aware of any environmental liability with respect to the properties that would have a material adverse effect on the Partnership’s business, assets or results of operations. There can be no assurance that such a material environmental liability does not exist. The existence of any such material environmental liability could have an adverse effect on the Partnership’s consolidated results of operations and cash flows.

18

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Approximately 14.7 acres of the Tri-City land owned by the Partnership was part of a 27-acre landfill operated by the City of San Bernardino (“the City”) from approximately 1950 to 1960. This landfill incorporates two land parcels and part of a third parcel. In 1996, the Santa Ana Regional Water Quality Control Board ("SARWQCB"), with regulatory jurisdiction over the closure and monitoring of landfills, determined that the City was primarily responsible for the landfill. Therefore, the City and the Partnership entered into a Limited Access Easement Agreement, giving the City access to the site for development, implementation and financial responsibility for a plan for the remediation of the landfill. It was determined that the City was to improve the landfill cover system (The Waterman Landfill Cover Improvement Plans, April 2002), perform groundwater monitoring and install a permanent gas extraction system (Landfill Gas Collection System). Under the Limited Access Easement Agreement with the Partnership, methane monitoring is handled directly by the City. The City's installation of the cover improvement system was completed in the first quarter of 2007 along with the gas extraction system. The system is now operational and working properly to eliminate methane from the landfill.  All controlled wells are in compliance with County standards. No assurance can be made that circumstances will not arise which could impact the Partnership’s responsibility related to the land.

General Uninsured Losses

The Partnership carries property and liability insurance with respect to the properties. This coverage has policy specification and insured limits customarily carried for similar properties. However, certain types of losses (such as from earthquakes and floods) may be either uninsurable or not economically insurable. Should the properties sustain damage as a result of an earthquake or flood, the Partnership may incur losses due to insurance deductibles, co-payments on insured losses or uninsured losses. Additionally, the Partnership has elected to obtain insurance coverage for “certified acts of terrorism” as defined in the Terrorism Risk Insurance Act of 2002, as amended and reauthorized to date; however, our policies of insurance may not provide coverage for other acts of terrorism. Any losses from such other acts of terrorism might be uninsured. Should an uninsured loss occur, the Partnership could lose some or all of its capital investment, cash flow and anticipated profits related to the properties.

Other Matters

The Partnership is contingently liable for subordinated real estate commissions payable to the General Partner in the aggregate amount of $643,000 at December 31, 2014, for sales that were completed in previous years. The subordinated real estate commissions are payable only after the Limited Partners have received distributions equal to their original invested capital plus a cumulative non-compounded return of 12% per annum on their adjusted invested capital. Since the circumstances under which these commissions would be payable are considered remote, the liability has not been recognized in the accompanying consolidated financial statements; however, the amount will be recorded when and if it becomes probable.

Note 9. LEASES

The Partnership’s rental properties are leased under non-cancelable operating leases that expire at various dates through August 2024. In addition to monthly base rents, several of the leases provide for additional rents based upon a percentage of sales levels attained by the tenants. Future minimum rents under non-cancelable operating leases as of December 31, 2014 are as follows (in thousands):

2015	$6,397
2016	6,039
2017	5,172
2018	4,552
2019	3,948
Thereafter	11,679
Total	$37,787

19

RANCON REALTY FUND IV

A California Limited Partnership, and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2014

Note 10. Subsequent Events

Subsequent to December 31, 2014, the Partnership sold five retail buildings in separate transactions for a combined sales price of $13,107,000 and sold all of the office properties in one transaction for a purchase price of $39,975,000. Net proceeds were utilized to pay down the note payable and related prepayment penalties. Sale prices and dates are as follows:

Building	Date of Sale	Sales Price

Mimi's Café	January 9, 2015	$2,331,000
Palm Retail 1	January 15, 2015	$2,524,000
Service Retail	January 22, 2015	$2,400,000
Palm Retail 2	February 13, 2015	$2,502,000
TGI Fridays	February 19, 2015	$3,350,000
Office Portfolio	March 20, 2015	$39,975,000

SEC Form 10-K

A copy of the Form 10-K for Rancon Realty Fund IV as filed with the Securities and Exchange Commission, is available upon written request to:

Preferred Partnership Services, Inc.

261 Boeing Court

Livermore, California 94551

20

RANCON REALTY FUND IV

Consolidated Financial Statements for the Periods Ended

March 31, 2015 and December 31, 2014

RANCON REALTY FUND IV,

A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets

(in thousands, except units outstanding)

(Unaudited)

	March 31,	December 31,
	2015	2014
Assets
Investments in real estate:
Rental properties	$6,128	$8,623
Accumulated depreciation	(2,627)	(3,724)
Rental properties, net	3,501	4,899

Construction in progress	12	-

Total investments in real estate	3,513	4,899

Cash and cash equivalents	27,977	3,468
Accounts receivable, net	891	68
Deferred costs, net of accumulated amortization of $31 and $397 as of
March 31, 2015 and December 31, 2014, respectively	244	356
Prepaid expenses and other assets	210	214
Assets held for sale	-	33,580
Total assets	$32,835	$42,585

Liabilities and Partners’ Equity (Deficit)
Liabilities:
Note payable and line of credit	$-	$28,153
Accounts payable and other liabilities	714	295
Deferred gain on disposition of assets	740	-
Prepaid rent	-	27
Liabilities related to assets held for sale	-	350
Total liabilities	1,454	28,825

Commitments and contingent liabilities (Note 6)
Partners’ Equity (Deficit):
General Partner	45	(909)
Limited partners, 65,819 limited partnership units outstanding
as of March 31, 2015 and December 31, 2015	31,336	14,669

Total partners’ equity	31,381	13,760

Total liabilities and partners’ equity	$32,835	$42,585

21

RANCON REALTY FUND IV

Consolidated Financial Statements for the Periods Ended

March 31, 2015 and December 31, 2014

Consolidated Statements of Operations

(in thousands, except per unit amounts and units outstanding)

(Unaudited)

	Three Months Ended
	March 31,
	2015	2014
Operating revenue
Rental revenue and other	$136	$140
Tenant reimbursements	17	38
Total operating revenue	153	178

Operating expenses
Property operating expenses	104	107
Depreciation and amortization	60	60
General and administrative	302	386
Total operating expenses	466	553

Operating loss	(313)	(375)

Interest expense	46	182
Loss from continuing operations	(359)	(557)
Loss on extinguishment of debt	(1,096)	-
Gain on sale of assets	18,780	-
Income from discontinued operations	296	42
Total income from discontinued operations	17,980	42
Net income (loss)	$17,621	$(515)

Basic and diluted net loss per limited partnership unit	$253.23	$(7.75)

Weighted average number of limited partnership units outstanding	65,819	65,819

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Rancon Realty Fund IV

261 Boeing Court

Livermore, CA 94551

Address Service Requested